Exhibit 99.2

February 24, 2016

Presentation Script

The following script should be read in conjunction with the accompanying slide presentation, which contains, among other information, source data for certain information set forth in the script.

Thank you for joining us. We’ll start with an update on the integration of Con-way Inc., which we acquired on October 30, 2015. After that, we’ll introduce you to our company and our intense focus on world-class service for customers. We’ll explain the strategy that has made XPO a top ten global transportation and logistics companies and continues to drive our plan to create dramatic long-term shareholder value. And we’ll cover the highlights of our fourth quarter results.

First, our integration of Con-way. The acquisition gave XPO new critical mass, with $15 billion of annual revenue and $1.1 billion of EBITDA, pro forma for 2015 acquisitions. It made us the second largest less-than-truckload (LTL) provider in North America. It expanded our global contract logistics, managed transportation and freight brokerage businesses, and added truckload transportation to our range of services in North America. Today, we have approximately 89,000 employees at 1,443 locations in 33 countries operating under the single brand of XPO Logistics. On a typical day we facilitate 150,000 ground shipments and manage over five billion inventory units in our contract logistics facilities.

In addition, the acquisition has given us a blended transportation model of brokered, owned and contracted capacity in North America, similar to the successful blended model we already operate in Europe. We can use our “asset right” model to serve customers consistently in all market conditions and further differentiate our value proposition. Our owned transportation assets include 19,000 tractors, 47,000 trailers, 10,000 intermodal containers and 9,000 container chassis. We also have 448 cross-dock terminals worldwide, and 748 contract logistics facilities. These assets benefit our company and our customers, especially during periods of tight capacity.

We’re still an asset-light company, with assets accounting for about a third of our revenue and less than a quarter of our free cash flow. Our estimated net capex is only about 3.3% of revenue.

All the moving parts of the integration are going extremely well. LTL service levels are up, our on-time pickup is up, our on-time delivery is up, our line-haul productivity is up, and our damages and claims are down. We continue to offer more next-day and two-day lanes than any other LTL provider, and we cover about 99% of all the zip codes in North America.

We’ve assimilated Con-way’s $270 million truck brokerage operation into our brokerage business, and we’re sharing loads and capacity. We’ve integrated the Menlo contract logistics subsidiary into our North American and European supply chain operations, and promoted some of the former Menlo executives into senior leadership positions in the combined organization. Menlo also had $1.3 billion of managed transportation business that we’ve merged with ours. It increased our freight under management to $2.7 billion.

We’re also working on a comprehensive network planning and optimization initiative that will result in more efficient utilization of our capacity. We’re analyzing lane-by-lane where our rates are too high or too low, and we’re making appropriate adjustments. We’re diving deep into the types of freight, the cost of that freight, the profitability of the freight, the accessorials associated with it, and the likelihood of damages.

We’ve appointed a 30-year career transportation and logistics executive as president of our new LTL operations. Tony Brooks is a high impact player who’s run three of the largest fleets in North America. He’s managed complex networks for major companies, including 11 years with LTL long-haul carrier Roadway Express, Inc. Tony has brought urgency and passion to the table. Morale is very high.

We’re currently adding salespeople and strategic account managers to grow the LTL business. In addition to new account development, we have an exciting opportunity to cross-sell LTL to our full customer base in North America and serve these customers even more completely. There’s a lot of valuable dialogue taking place between our LTL teams in North America and Europe, with best practices being shared on both sides.

We’re also heavily investing in technology – rolling out state-of-the-art mobile, handheld devices for dockworkers and drivers. And we’ve started a project to develop cutting-edge pick-up and delivery optimization software. The Con-way teams for shared systems, security and EDI have been integrated into our XPO IT organization. And we’ve already renegotiated a number of IT vendor contracts where there was overlap.

One major reason for the transaction was that we see a concrete opportunity to increase annual operating profit by $170 million to $210 million, while improving on customer levels that are already extremely high. We’re achieving this through cost savings and operational improvements executed over the first two years after the acquisition. In the first 100 days since the acquisition, we’ve already taken actions that should result in over $50 million of annualized savings.

We expect to realize our full profit improvement target through global sourcing efficiencies; leveraging our combined technology infrastructure; eliminating duplicative back office and public company costs; sharing capacity and data in our combined freight brokerage business; reducing our $3.6 billion combined spend on purchased transportation; and using our $2.7 billion of freight under management to identify carriers, assign loads and fill backhauls more efficiently.

That’s the update on LTL, and we’re very pleased with the progress. Now, turning to the company overall – we run our business on a global basis, with two segments: logistics and transportation. Within each of these segments, we’ve built robust service offerings in the areas customers value most strongly.

In our logistics segment, our contract logistics business is a major provider of e-commerce fulfillment, cold chain solutions and other high-value-add services. In our transportation segment, we’re the largest provider of last mile logistics for heavy goods in North America, the largest manager of expedite shipments, the second largest LTL provider, the second largest freight broker, and the third largest provider of intermodal services, with a full truckload transportation offering. In Europe, we operate the largest owned truck fleet as part of our ground transportation network, and we have leading LTL positions in the United Kingdom, France, Spain and Portugal. We also have a growing position in freight forwarding across our global footprint.

We’ll start by taking a look at contract logistics, which is a $120 billion combined market in North America and Europe. We’re already a major player in both of these regions.

Our logistics segment, which we call supply chain, includes a range of contract logistics services such as highly engineered and customized solutions, value-added warehousing and distribution, and other inventory solutions. We perform e-commerce fulfillment, reverse logistics, storage, factory support, aftermarket support, integrated manufacturing, packaging, labeling, distribution and transportation, as well as optimization services such as supply chain consulting and production flow management.

We operate approximately 151 million square feet (14 million square meters) of facility space devoted to our contract logistics operations, with about 65 million square feet (6.1 million square meters) of that capacity in the United States.

Contract logistics is compelling for a lot of reasons. In North America and Europe, it’s growing at about two to three times GDP as companies continue to outsource segments of their supply chain to gain efficiencies. Large parts of it are non-commoditized. And there’s a low cyclicality to the business because our services are high-value-add and critical to our customers’ business operations. Our average contractual agreement is five years, and our contracts have a historical renewal rate of over 97%. When we establish these relationships, it can lead to a wider use of our services, such as inbound and outbound logistics. And even though we have a multi-billion dollar contract logistics business, we still have only a small share of the industry.

Our contract logistics customers are the preeminent global names in aerospace, technology, manufacturing, e-commerce, retail, life sciences, wireless, chemical, healthcare, cold chain and other industries where outsourcing is taking root. Food and beverage storage is a specialty of ours – about €1.5 billion of our annual logistics revenue in Europe is related directly or indirectly to food and beverage or other critical-care commodities.

One of the most exciting parts of our contract logistics range is e-fulfillment. We’ve built a major platform in e-commerce through contract logistics services in both North America and Europe. Our North American contract logistics business provides highly customized solutions for omni-channel distribution. In Europe, our €2.2 billion contract logistics business includes about €240 million of e-fulfillment revenue within a €5 billion e-fulfillment market opportunity. In 2014, we grew our e-fulfillment revenue with B2B and B2C customers by a total of 31% year-over-year.

That’s our logistics segment. Our other segment – transportation – includes our businesses for LTL, truck brokerage, last mile, intermodal, expedite, truckload and global forwarding.

We’ve already covered our growth plans for our LTL business and the profit opportunity it represents. We also have a full truckload business that gives us a large presence in the high-growth, cross-border Mexico corridor.

Brokerage and last mile logistics are two asset-light businesses that are on the fast track. Brokerage is a $3 billion business for us worldwide. Looking at our two largest markets: we’re the number two freight brokerage firm in North America – a sector that’s growing at two to three times GDP. And in Europe, we generate over €1 billion of brokerage business annually, which is a tiny fraction of the addressable market. We’re experienced in facilitating industrial flows of raw materials and finished goods, consumer goods, sensitive freight, high-value freight, high-security freight, and government shipments.

Freight brokerage is part of a global ground transportation industry that’s both fragmented and diverse. Truck capacity is critically important to shippers – and it will become even more of a priority as the driver shortage worsens and more regulatory constraints are brought to bear in coming years. Our assets give us a bigger seat at the table with large shippers, where we can also offer them our leading brokerage services and other solutions.

Last mile logistics is another major opportunity for us. It involves the final stage of the delivery of goods to homes and businesses. Last mile is a fragmented sector where we’re number one in the logistics for home delivery of heavy goods in the U.S., but hold less than 7% share of the $13 billion market. There are two tailwinds driving sector growth at five to six times GDP: the trend toward outsourcing and, again, the growth in e-commerce.

There are about 30 big-box retailers in North America, and XPO is the main outsourced provider for the last mile of heavy goods for nearly all of them. Last year we facilitated over ten million last mile deliveries, and this year we expect that number to be over 12 million. Our independent contractors often take the goods inside the home, where they perform white glove services such as assembly and installation.

Given the projected demand for e-fulfillment, and our foothold along the e-commerce supply chain, we believe that e-commerce is an area of tremendous potential. Online commerce is expected to grow at a compound annual rate of 18% to 21% worldwide through at least 2018. We’re well positioned to expand our last mile operations in North America and our e-fulfillment platform in Europe to capture this growth.

In North America, in addition to our ongoing business development, we’ve been successful in securing a very large, multi-year last mile contract that we’re uniquely qualified to handle. And in Europe, where last mile logistics is a fragmented landscape with many regional providers, there’s a large opportunity for us to apply our technology and expertise. We’ve launched a last mile network in Europe, and have already signed our first large customer.

Intermodal in North America is another growth opportunity for us. Intermodal rail and drayage is a $22 billion sector that’s growing at about three to five times GDP. Here again, there are a couple of secular trends working in our favor. First, intermodal – a combination of rail transport and drayage trucking – is usually a more cost-effective way for shippers to move long-haul freight, versus straight trucking. And second, the near-shoring of manufacturing in Mexico is driving up the volume of cross-border freight. XPO is positioned to capitalize on both of these dynamics.

Several factors are driving the shift to near-shoring. For companies with North American market interests, Mexico’s competitively priced labor force and greater speed-to-market measure up favorably against overseas alternatives such as China. In addition, the railroads and the Mexican government have invested heavily in transportation infrastructure, attracting billions of dollars in new plant construction by global manufacturers.

We have a 30-year history in Mexico, and deep relationships with the railroads. We’re on the front lines of near-shoring production for automotive, industrial goods, machinery and consumer goods. Even at the current level of cross-border activity, it’s estimated that there are approximately 2.8 million truck movements across the U.S.-Mexico border each year, so there’s considerable potential for us to convert truck to rail.

Our expedite business is also number one in a fast-growing space that’s benefitting from outsourcing. Expedite shipments are time-critical goods or raw materials that have to get somewhere very quickly, typically on very little notice. It’s a $5 billion sector in North America, growing at an estimated rate of three to four times GDP. One secular driver of expedite demand is the trend toward just-in-time urgent shipments or JIT.

JIT is a supply chain strategy that requires third party logistics (3PL) support for both manufacturing production and inventory management. As the largest facilitator of expedited shipments, we have the resources to respond and pivot very quickly. We have a network of contracted owner operators who handle ground transportation; an air charter logistics service that assigns loads through an online bid platform; and managed transportation, where our technology holds an auction on the internet every 12 minutes. Expedite carriers bid on freight, and we take a fair markup for handling the logistics: the track-and-trace and back office. We’re the largest managed transportation provider of expedite in North America.

Not only does our expedite team serve customers with time-critical needs; they serve our other businesses as well. For example, if a rail track repair stalls a container into Mexico, we can put those goods on a chartered aircraft, or off-load them to an expedite ground carrier in our network. Our ability to find solutions to almost any challenge – often saving our customers thousands of dollars in manufacturing downtime – is a major advantage of our integrated organization.

The seventh component of our transportation segment is global forwarding. While we’re still a relatively small player at only around $425 million of annual revenue in a $150 billion sector, we’re beginning to see the benefits of our growing footprint. Global forwarding requires domestic, cross-border and international expertise. The shipments we manage may have origins and destinations within the same country, or move between countries or continents. They may travel by ground, air, ocean, or some combination of these modes. XPO has a network of independent market experts who provide local oversight in thousands of key trade areas worldwide, and we hold OTI and NVOCC licenses. We believe that we can use our growing volume to purchase transportation more effectively for our global forwarding customers.

And finally, we’re a top five global provider of managed transportation, with approximately $2.7 billion of freight under management. Managed transportation is a service provided to shippers who want to outsource some or all of their transportation modes, together with associated activities. This can include freight handling such as consolidation and deconsolidation, labor planning, inbound and outbound shipment facilitation, documentation and customs management, claims processing, and 3PL supplier management, among other things. We have the advantages of global scale and big data to shine in every area of managed transportation. These are customer relationships built on trust, where we can be a hero to customers every day.

That’s an overview of our end-to-end range of supply chain solutions. It’s worth noting that the great bulk of logistics and transportation is still being handled in-house – but that’s changing. One 2015 industry study reported that 67% percent of responding U.S. companies plan to outsource more transportation and logistics. We’re positioning XPO to capitalize on outsourcing in every form – whether a customer wants its provider to have control of assets or prefers an asset-light solution.

In addition to outsourcing, another umbrella trend in our favor is the growing preference of companies to consolidate their supply chain relationships. Many large companies, in particular, want to winnow down their relationships to fewer, larger supply chain providers. Furthermore, if a company is multinational, a single provider such as XPO can help customers operate their supply chains more consistently, leading to greater efficiency.

We believe there are good reasons why this trend toward multi-modal will continue. Our integrated service offering can potentially reduce a customer’s freight spending and inventory holding costs; we offer flexible solutions that adapt as supply chains change; we can help with structuring an optimal supply chain; we provide technology solutions that use the power of big data to inform supply chain decisions; and we have the resources and infrastructure to provide world-class customer service.

So on both sides of the Atlantic, the fundamentals for value creation are very favorable: a large, growing, fragmented industry with underpenetrated market sectors; trends toward outsourcing in both transportation and logistics; more large companies turning to multi-modal providers; a boom in e-commerce that touches multiple lines of our service; and sector-specific drivers of growth, such as Mexico near-shoring and just-in-time production and inventory management.

As more customers turn to XPO for supply chain solutions, we empower our employees to deliver world-class service through our information technology. We place massive importance on innovation, because we believe that technology – in the hands of well-trained, outstanding employees – is the ultimate differentiator in our industry. We have a global team of over 1,000 IT professionals who understand how to drive innovation for the benefit of our customers.

Our freight brokerage operations are integrated on our Freight Optimizer system, which is continually being enhanced. On the contract logistics side, we use proprietary technology to facilitate omni-channel distribution, reverse logistics, lean manufacturing support, aftermarket support, supply chain optimization and transportation management. Our logistics technology tracks over two billion inventory units at any given time in North America alone.

In our last mile business, we hold the patents on industry-leading software for real-time workflow visibility and customer experience management. This gives us a competitive advantage in the last mile space, because it documents our ability to deliver superior end-customer satisfaction ratings. It also allows us to move quickly to address any sub-par carrier performance.

We have a combined IT budget of over $400 million this year – and we’re happy to make that investment. We see the ongoing development of our proprietary technology as being critical to our ability to continually improve customer service and leverage our scale.

As we focus on leveraging our scale to serve customers, we’re also building resilience into our business model. Both our customer base and our footprint have a very healthy diversification. We serve more than 50,000 customers of all sizes and types. They operate in every major industry, and have thousands of different end markets. We’re not reliant on the economy of any one country, region or industry, and our largest customer is just 1.4% of revenue.

As part of our strategy, we’re working diligently to raise our profile in front of every prospective customer that could benefit from our capabilities. One of the ways we do this is by providing comprehensive solutions to our largest customers – our strategic accounts – through cross-selling. Our penetration opportunity with strategic accounts is huge, and it’s three-fold. We can expand our existing customer relationships by earning a greater share of spend in the services they currently buy from us. We can become increasingly valuable to these large customers by solving more of their supply chain requirements with multiple XPO services. And third, we can continue to expand our capacity for both transportation and logistics to attract new business.

Our experience tells us that the common denominator across all areas of transportation and logistics is that customers want results. Our company’s roots are in expedite, dating back more than 25 years, so a do-or-die mindset of meeting customer expectations is embedded in our DNA. Anything less than stellar service is not an option for us.

Transportation customers want on-time pickup and delivery, and contract logistics customers want their goods to flow smoothly through the supply chain process. If a disruption does occur, customers want to know about it right away and they want to see a solution. If you walk into any XPO office or facility, you’ll see that our people are trained to be professional, efficient and on top of things. They understand the importance of communication. And they know what it means to have a zero-fail mentality. We see an opportunity to continue to differentiate XPO on the basis of phenomenal customer service in each of our lines of business.

That sums up our many avenues for value creation. Now it comes down to operational excellence and management. So let’s spend a few minutes on our senior management team.

Our CEO, Brad Jacobs, has a unique track record in the business world. He started four companies from scratch prior to XPO, including two publicly traded corporations, and built each into a billion or multi-billion dollar enterprise. Brad and the management teams he led created dramatic shareholder value. In the process, they acquired and integrated approximately 500 acquisitions and opened about 250 greenfield cold-start locations.

The two most recent companies Brad led prior to XPO were United Waste Systems, which he built into the fifth largest solid waste management company in North America, and United Rentals, which he grew to be the largest construction equipment rental company in the world. From 1992, when Brad took United Waste public, to 1997, when he sold it for $2.5 billion to Waste Management, the earnings compounded at about 55% CAGR and the stock price outperformed the S&P 500 by 5.6 times. At United Rentals, over the 10 years he led the company, the stock outperformed the Index by 2.2 times.

Underlying this history is Brad’s ability to assemble world-class management talent to execute a business plan with great discipline. One of our most important competitive advantages at XPO is that we have a leadership team whose collective skill set matches our ambitious strategy. For a competitor to successfully copy our business plan, it would need to replicate our deep bench of talent – not only at the senior level, but in every key position. Here are just a few examples:

Troy Cooper is our chief operating officer and global head of XPO’s two operating segments: transportation and logistics. Troy previously worked with Brad to help build two public companies. As a vice president for United Rentals, he helped integrate over 200 acquisitions in the United States, Canada and Mexico. For United Waste Systems, he helped build an integrated network of 86 truck-based collection companies and 119 facilities in 25 states. Earlier, Troy was with OSI Specialties, Inc. (formerly a division of Union Carbide, Inc.).

John Hardig, our chief financial officer, has been a significant presence in the transportation industry for nearly two decades. Before joining XPO, John was a managing director in the Transportation & Logistics group at Stifel Nicolaus Weisel, and an investment banker in the Transportation and Telecom groups at Alex. Brown and Sons. Over the course of his career, he has completed over 60 M&A transactions and his teams have raised billions of dollars of capital for many of the industry’s leading logistics companies, including IPOs for C.H. Robinson and Hub Group, and follow-ons for Forward Air, Inc., Heartland Express, Inc. and Knight Transportation, Inc.

Scott Malat is our chief strategy officer. Scott is responsible for our company’s strategy and capital structure, as well as analyzing potential acquisition opportunities and managing our technology organization. Prior to joining XPO, he was the senior transportation analyst covering air, rail, trucking and shipping at Goldman Sachs. Earlier he was an analyst with UBS, and served as an internal strategy manager with JPMorgan Chase, where he worked with several of the bank’s business units. As a global advisor for The Sharma Group, he specialized in M&A opportunities.

Gordon Devens is our chief legal officer, responsible for executing our acquisition strategy as well as all corporate legal matters, governance and compliance, and legal interests relating to the company’s growth initiatives. After working at Skadden, Arps, Gordon spent 15 years with AutoNation, where he was associate general counsel, and later led AutoNation’s deal team. He has completed over 250 M&A transactions during his career.

Lance Robinson is our global chief accounting officer, responsible for the financial strategy, risk management, administration and control systems of our global accounting operations. He has extensive senior financial experience, including 10 years as global controller–mergers and acquisitions for General Electric, and positions as chief accounting officer and vice president of business development for NBC Universal. Earlier, he was senior manager–assurance practice with Arthur Andersen. Lance is a certified public accountant, chartered accountant and chartered global management accountant.

Mario Harik is our chief information officer. He was previously the CIO at Oakleaf Waste Management, a logistics provider that was sold in 2011. Mario has been tapped over the years by Fortune 100 companies for his expertise in building comprehensive IT organizations and proprietary platforms, similar to what we’re doing here at XPO. He’s put together a superstar team that uses technology in innovative ways tied directly to customer service.

Ashfaque Chowdhury leads our contract logistics business as president of supply chain, Americas and Asia Pacific. Ashfaque joined XPO upon the acquisition of New Breed Logistics, where he spent more than 20 years delivering solutions to complex supply chain requirements. He initially served as XPO’s executive vice president and chief information officer for contract logistics in the Americas, leading the technology services and advanced solutions organizations. Ashfaque has implemented more than 100 logistics operations for some of the most preeminent companies in the world.

Malcolm Wilson is managing director of XPO’s logistics business in Europe. Malcolm has two decades of international experience in contract logistics management, including eight years with Norbert Dentressangle, where he served in a similar position and was a member of the executive board. Under Malcolm’s leadership, ND’s contract logistics business achieved global scale through a mix of organic growth and the integration of the Christian Salvesen and TDG acquisitions in the United Kingdom. He has been instrumental in developing ND’s global logistics operations into the company’s largest revenue-producing unit. Prior to ND, Malcolm held executive positions with Christian Salvesen, TDG and NYK Logistics.

Luis Angel Gomez is managing director of XPO’s transport business in Europe. Luis joined XPO with 15 years of transportation expertise, including eight years with Norbert Dentressangle, where he led the Iberian, then global, transport operations, and served on the executive board. His leadership has been key in developing value-added services as part of the company’s international growth strategy for transport, including LTL and palletized cross-border services in Europe and brokerage services. Luis is highly experienced in the dynamics of European markets – he joined ND as managing director of the company’s transport operations in Spain, and grew the business to become a top three geography for ND’s transport network. Prior to ND, Luis held executive positions with transportation companies Christian Salvesen Gerposa and Transportes Gerposa.

Tony Brooks leads our less-than-truckload business. He’s a 30-year career transportation and logistics executive who has run three of the largest fleets in North America, and spent 11 years with LTL long-haul carrier Roadway Express. Tony joined XPO from multinational food distributor Sysco, where he was responsible for North American field operations. Prior to Sysco, he served as senior vice president of logistics for Dean Foods, with responsibility for logistics, delivery, warehousing and fleet management. Earlier, over a decade in national operations with Sears, he drove significant cost efficiencies and improved safety performance. For PepsiCo/Frito-Lay, he held executive responsibility for regional transportation, fleet, warehousing and inventory management.

Karl Meyer leads our last mile business as its chief executive officer. XPO entered the last mile sector with the platform acquisition of 3PD – a company Karl founded and built into the premier U.S. last mile logistics provider, with a national network that facilitated millions of deliveries a year. His commitment to innovation produced some of the last mile industry’s most groundbreaking mobile technologies for real-time visibility and customer experience management. Karl began his logistics career on the shipper side. He led Home Depot’s multi-billion dollar delivery business and successfully transitioned these operations from an in-house to an outsourced model.

Jennifer Warner leads the company’s global ethics and compliance function as global chief compliance officer, and oversees U.S. legal operations as general counsel–Americas. She most recently served as vice president of compliance and deputy general counsel of Con-way, which was acquired by XPO in 2015. Earlier, Jen served as associate counsel for energy company NW Natural, and had a litigation, investigations, and labor and employment practice at Stoel Rives LLP and at Davis Wright Tremaine LLP.

Ludovic Oster is senior vice president of human resources for XPO Logistics Europe. Ludovic joined Norbert Dentressangle in 2008 as head of human resources and played a central role in the successful integration of all acquisitions made by ND from 2007 through its sale to XPO. He is a former member of the Norbert Dentressangle executive board, and previously held positions with Delphi and Valeo.

Greg Ritter is chief customer officer, responsible for developing integrated supply chain solutions for some of the largest companies in North America. Greg has more than three decades of sales and management experience in multi-modal transportation logistics. Prior to XPO, he served as president of Knight Brokerage, a subsidiary of one of the top ten transportation logistics providers in North America. Earlier, Greg spent 22 years with C.H. Robinson Worldwide.

Lori Blaney is vice president of sales and customer solutions for our less-than-truckload business. She’s responsible for the development and execution of our LTL growth strategy and customer care model. Lori was with Con-way for more than 20 years before it was acquired by XPO, most recently as vice president of national account sales. Earlier, she served in management positions in sales operations, business development, marketing and human resources.

That gives you a sampling of the caliber of our management team. Now let’s turn to the fourth quarter.

We closed out 2015 with a strong fourth quarter, reporting $218 million of adjusted EBITDA, with only two months’ contribution from the October acquisition. In addition, we generated year-over-year organic adjusted EBITDA growth of 33% in the quarter, and organic revenue growth of 8.4%, excluding the impact of lower fuel prices.

In our transportation segment, EBITDA growth was led by our asset-light freight brokerage business, which continues to improve productivity through technology and the increasing tenure of our sales force. For freight brokerage, last mile, expedite and global forwarding combined, we grew organic net revenue margin by over 280 basis points to 21.7%.

In our logistics segment, we realized higher-than-expected EBITDA and operating income in the quarter, led by our European logistics business. We’re winning multi-year contracts with world-class customers in Europe, some of which can use our new last mile network. Our global transportation and logistics segments both have deep roots in e-commerce, the single biggest growth trend in retail.

As of December 31, 2015, the company had approximately $290 million of cash and cash equivalents, and a $1 billion asset-back revolver. Approximately 72% of the company’s debt will mature in 2021 or later.

We have reaffirmed the following financial targets:

•	For 2016, full year adjusted EBITDA of at least $1.25 billion.

•	For 2018, full year adjusted EBITDA of at least $1.7 billion.

We have a clear line of sight to our EBITDA targets. In our LTL business, we’re executing on an expected $170 million to $210 million of annualized cost savings. We’ll also improve our pricing strategies and run the business more efficiently overall. We want to delight our customers with our ability to help them run their supply chains more cost effectively.

In all of our operations, we’ll address unprofitable locations, customers and lanes around the world. We’re not interested in growing our top line unless there’s underlying EBITDA growth. That’s our focus. And we’ll continue to cross-sell our service range to our 50,000 customers. Cross-selling is a huge lever for growth that’s right on our doorstep.

We’re also unifying our shared services to fit the global company we’ve become. This entails redesigning the entire organization with one global sales force, one global IT system, one global HR department, one global procurement team, and one global back office. It’s not just about efficiency, although that’s a significant benefit. It’s going to give us a much more cohesive organization with “eyes on the world” so that we can detect trends in supply chain innovation, and turn them into profit opportunities for our company and customers.

So to sum it up:

XPO is a top ten global transportation and logistics company, providing cutting-edge supply chain solutions to the most successful companies in the world. We offer these solutions through our highly integrated, multi-modal organization and blended transportation model.

Today, we’re a $15 billion company with adjusted EBITDA of $1.1 billion. We have significant future EBITDA growth embedded in our business model, in addition to the $170 million to $210 million of profit improvement we expect to realize from the Con-way operations from cost synergies and operational improvements.

Our interests are entirely aligned with those of our public shareholders – that is, to meaningfully increase EBITDA and create substantial long-term value. XPO management owns approximately 17% of the company’s fully diluted shares.

Our team is highly energetic and focused on results. We get things done.

Thank you for your interest!

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the expected maturity of the company’s debt, the expected customer interest in our last mile network in Europe, the expected ability to integrate operations, cross-sell services, realize cost savings, synergies and profit improvement opportunities, expected market trends and growth, the expected performance of our business units in economic downturns and our 2016 and 2018 financial targets. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition and pricing pressure; the expected impact of recent acquisitions and the related financing, including the expected impact on XPO’s results of operations; XPO’s ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities; XPO’s ability to attract and retain key employees to execute its growth strategy; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement suitable information technology systems; the ability to maintain positive relationships with XPO’s networks of third-party transportation providers; XPO’s ability to attract and retain qualified drivers; XPO’s ability to retain and add customers; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; XPO’s ability to raise debt and equity capital; fuel price or fuel surcharge changes; rail and other network changes; labor matters; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Non-GAAP Financial Measures

This document contains certain non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules, such as adjusted net loss attributable to common shareholders and adjusted EBITDA, in each case for the three- and 12-month periods ended December 31, 2015 and 2014, and EBITDA for the Transportation and Logistics segments for the quarters ended December 31, 2015 and 2014. As required by SEC rules, we provide reconciliations of these measures to the most directly comparable measure under United States generally accepted accounting principles (“GAAP”), which are set forth in the attachments to the Investor Presentation. We believe that adjusted net loss attributable to common shareholders and adjusted diluted loss per share improves comparability from period to period by removing the impact of nonrecurring expense items, including preferred stock beneficial conversion charge, acquisition-related transaction and integration costs; debt commitment fees; costs related to the rebranding to XPO Logistics (including accelerated amortization of trade names); loss on the conversion of the company’s convertible senior notes; impact of non-controlling interests; and gain on sale of intermodal equipment. We believe that EBITDA and adjusted EBITDA improve comparability from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization) and tax consequences, and the nonrecurring expense items noted above. In addition to its use by management, we believe that EBITDA and adjusted EBITDA are measures widely used by securities analysts, investors and others to evaluate the financial performance of companies in our industry. Other companies may calculate EBITDA and adjusted EBITDA differently, and therefore our measure may not be comparable to similarly titled measures of other companies. EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from EBITDA and adjusted EBITDA are significant and necessary components of the operations of our business, and, therefore, EBITDA and adjusted EBITDA should only be used as a supplemental measure of our operating performance.